Exhibit 2(a)



                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AVENUE ENTERTAINMENT GROUP, INC.

                            Under Section 245 of the
                             General Corporation Law

         The undersigned, being, respectively, the president and secretary, hereby certify as follows:

     FIRST: The name of the corporation is Avenue Entertainment Group, Inc.

     SECOND: The date it filed its Certificate of Incorporation with the Secretary of State is March 7, 1997.

     THIRD: The Certificate of Incorporation is amended to effect one or more of the following amendments as follows:

     1. To change the number of shares the corporation has authority to issue.

     FOURTH:   The  text  of  the  Certificate  of  Incorporation,   as  amended
heretofore, is hereby restated as further amended to read as herein set forth in full:

     "FIRST: The name of the corporation is Avenue Entertainment Group, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is United Corporate Services, Inc., 15 East North Street, Dover, Delaware, County of Kent, 19901. The name of the registered agent of the Corporation at that address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is eighteen million (18,000,000), consisting of fifteen million (15,000,000) shares of common stock, par value one cent ($0.01) per share (the "Common Stock"), one million (1,000,000) shares of Class B common stock, par value one cent ($0.01) per share (the "Class B Common Stock") and two million (2,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock").

     B. The designations, preferences, privileges and voting powers of the shares of each class of common stock of the Corporation, and the restrictions or qualifications thereof, are as follows:

     1. a. The holders of the Common Stock and the holders of the Class B Common Stock shall be entitled to the same rights and privileges, except as hereinafter set forth, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends and shall share equally, share and share alike, in the distribution of all assets of the Corporation after the payment of its debts or liabilities in the event of any liquidation, dissolution or winding up of the Corporation.

     b. In any and all matters requiring the vote or consent of the stockholders of the Corporation, each issued and outstanding share of the Common Stock shall be entitled to one (1) vote and each issued and outstanding share of Class B Common Stock shall be entitled to ten (10) votes.

     c. In case the Corporation shall at any time (i) declare a stock dividend upon its Common Stock payable in shares of its Common Stock or (ii) mark any distribution upon its Common Stock payable in shares of Common Stock or (iii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iv) subdivide its outstanding shares of Common Stock into a smaller number of shares, then and in any of such events the Corporation shall make, declare or effect a similar but ratable stock dividend or distribution or subdivision on the shares of Class B Common Stock but payable in shares of Class B Common Stock and only on a share for share basis.

     d. Any holder of Class B Common Stock may at any time convert all or any of the shares of such stock held by him or her into shares of Common Stock of the Corporation at the rate of one (1) share of Common Stock for one (1) share of Class B Common Stock, without any adjustment for dividends or otherwise, by surrender to the Corporation at any office of the Corporation or at the office of the Corporation's transfer agent thereof for cancellation of the certificate or certificates representing the Common Stock so to be converted, and, upon such surrender, shall be entitled to receive therefor one or more certificates for the number of shares of Common Stock the Corporation shall be required to issue on said conversion as hereinabove specified.

     2. Shares of Common Stock and Class B Common Stock of the Corporation which may be issued, from time to time, by the Corporation for such consideration, wholly or partly, in cash, labor done, personal property, or real property or leases thereof, as may be determined, from time to time, by the Board of Directors, and such determination by the Board of Directors shall be final and conclusive. All shares of Common Stock and Class B Common Stock of the Corporation issued as herein provided shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in respect thereto.

     3. No holder of any of the shares of the stock of the Corporation of any class shall be entitled, as such holder, to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock or carrying any right to purchase stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     C. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     A. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

     B. The directors of the Corporation need not be elected by written ballot unless the by-laws so provide.

     C. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

     SIXTH: A. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

     C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.

     D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal by-laws of the Corporation. Any adoption, amendment or repeal of the by-laws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the by-laws of the Corporation.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Section C of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH."


     FIFTH: The restated certificate was adopted by the Board of Directors and authorized by the consent, in writing, setting forth the action so taken, unanimously signed by the holders of all of the outstanding shares entitled to vote thereon pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 25th day of March, 1997.


                                    AVENUE ENTERTAINMENT GROUP, INC.


                                            /s/Cary Brokaw
                                            President


ATTEST:



/s/Suzette St. John Feldman
Secretary